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                                                                    EXHIBIT 24.2

                          THE WILLIAMS COMPANIES, INC.

                            CERTIFICATE OF SECRETARY


         I, the undersigned, SUZANNE H. COSTIN, Secretary of THE WILLIAMS COMPANIES, INC., a Delaware corporation (hereinafter called the "Company"), do hereby certify that the Board of Directors of the Company adopted by unanimous written consent dated December 17, 2001, the following resolutions:

                           WHEREAS the Board of Directors of the Company has
                  previously authorized the registration and offering of one or more series of debt securities, preferred stock, common stock, equity hybrid securities and other securities convertible into equity securities of the Company;

                           WHEREAS the Board of Directors wishes to expand the
                  authority previously granted to include warrants and other purchase contracts of the Company ("Purchase Contracts") and units consisting of Purchase Contracts and debt or equity securities of the Company ("Units");

                           WHEREAS, the Company has $424,056,250 of unsold
                  securities registered under Registration Statement No. 333-63724 which is currently effective.

                           NOW, THEREFORE, BE IT:

                           RESOLVED that the resolutions of the Board of
                  Directors of the Company adopted on September 20, 2001, authorizing the Company to register and issue up to One Billion Five Hundred Million Dollars ($1,500,000,000) aggregate principal amount, plus any upsizing permitted by Rule 462(b) or other similar Rules and Regulations promulgated under the Securities Act of 1933, as amended, of debt securities, preferred stock, equity hybrid securities, securities convertible into equity securities and common stock, be, and hereby are, amended to include, in addition to the authority previously granted, (1) authority to register and issue up to an additional Five Hundred Seventy Five Million Nine Hundred Forty Three Thousand Seven Hundred Fifty Dollars ($575,943,750) aggregate principal amount, plus any upsizing permitted by Rule 462(b) or other similar Rules and Regulations promulgated under the Securities Act of 1933, as amended, of debt securities, preferred stock, equity hybrid securities, securities convertible into equity


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                  securities, common stock, Purchase Contracts and Units and (2)
                  authority to register and issue Purchase Contracts and Units, and that such resolutions shall otherwise remain in full force and effect;

                           RESOLVED that the Chairman of the Board, the
                  President, the Chief Financial Officer, or the Treasurer of the Company (the "Designated Officers") be, and each hereby is, authorized to take such action, for and on behalf of the Company, as may be necessary or desirable to effect the intent of the foregoing resolution, including, without limitation, filing a pre- or post-effective amendment with the Securities and Exchange Commission to amend the Company's Registration Statement on Form S-3 (File Number 333-73326) to include the additional types of securities authorized herein.

                           RESOLVED that the Designated Officers be, and each
                  hereby is, are hereby authorized, empowered and directed, for and on behalf of the Company, to prepare or cause to be prepared and to execute and file with the Commission one or more prospectuses and one or more supplementary prospectuses (the "Prospectuses") in connection with offerings or sales of the securities registered under the Shelf Registration Statement (the "Securities"); and

                           RESOLVED that the Designated Officers be, and each
                  hereby is, in accordance with the foregoing resolutions and the limitations previously approved, authorized to cause the Company to issue and sell one or more series of Purchase Contracts or Units and, in connection with any such issuance and sale, determine, approve or appoint, as the case may be:

                           (a) whether such Purchase Contracts shall be sold
                  separately or, together with other securities of the Company or obligations of third parties, as Units;

                           (b) the price per share and number of shares or other
                  property for which such Purchase Contracts shall be exercisable or the formula pursuant to which the same may be determined;

                           (c) any security or collateral arrangements to
                  secure the obligations of holders of Purchase Contracts or Units;

                           (d) any payments from the Company to holders of
                  Purchase Contracts or Units, or vice versa, and whether such payments may be unsecured or refunded;
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                           (e) any depositary arrangements relating to the
                  Purchase Contracts or Units;

                           (f) whether such Purchase Contracts or Units shall be
                  sold with or without competitive bidding, whether through public offering or by private placement, or a combination thereof;

                           (g) whether such Purchase Contracts or Units shall be
                  listed on the New York Stock Exchange or any other securities exchange; and

                           (h) any other terms, conditions, or provisions as
                  any such officer shall deem appropriate;

                           RESOLVED that the execution by any of said Designated
                  Officers of any document authorized by the foregoing resolutions or any document executed in the accomplishment of any action or actions so authorized, is (or shall become upon delivery) the enforceable and binding act and obligation of the Company, without the necessity of the signature or attestation of any other corporate officer of the Company or the affixing of the corporate seal; and

                           RESOLVED that the Designated Officers and the
                  Secretary of the Company be, and each of them hereby is, authorized, for and on behalf of the Company, to file with the New York Stock Exchange ("NYSE") an application to effect the listing upon the NYSE of the Securities (the "Listing Application") and admission to trading of the Securities on the NYSE and that such officers be, and each of them hereby is, authorized, empowered and directed to take all action, and file with the NYSE all such documents as such officer may deem necessary or appropriate in order to accomplish such listing and admission to trading and to cause the Company to pay filing, listing and application fees associated therewith; such judgment to be conclusively evidenced by such officer's acting thereon or execution thereof; and

                           RESOLVED that the Designated Officers be, and each of
                  them hereby is, authorized, for and on behalf of the Company, to do and perform all such acts and things and to enter into, execute and file all such documents, that in the judgment of the officer taking such action, are necessary or appropriate to effectuate the listing of the Securities on the NYSE, such judgment to be conclusively evidenced by such officer's acting thereon; and


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                           RESOLVED that the Designated Officers be, and each
                  hereby is, authorized, by and on behalf of the Company and in its name, to take, or cause to be taken, any and all such actions (including, without limitation, the execution and delivery of notices, certificates and other instruments) as such officer(s) may deem necessary, appropriate or convenient to carry out the foregoing resolutions and consummate the transactions contemplated thereby; and

                           RESOLVED that all acts, transactions, or agreements
                  undertaken prior to the adoption of these Resolutions by any of the officers or representatives of the Company in its name in connection with the foregoing matters are hereby ratified, confirmed and adopted.

         I further certify that the foregoing resolution has not been modified, revoked or rescinded and is in full force and effect.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal of THE WILLIAMS COMPANIES, INC., this 21st day of December, 2001.


                                                      /s/ Suzanne H. Costin
                                                      --------------------------
                                                             Suzanne H. Costin
                                                             Secretary

(CORPORATE SEAL)